For Immediate Release

8x8, Inc. Reports Record Fourth Quarter and Fiscal 2016 Financial Results

Q4 Revenue Increases 32% YoY to $57.3 Million
Fiscal 2016 Revenue Increases 29% YoY to $209.3 Million
Q4 Mid-Market/Enterprise Service Revenue Grows 54% YoY
Fiscal 2016 Non-GAAP Net Income of $15.0 million, $0.16 per diluted share

SAN JOSE, Calif. - May 19, 2016 -- 8x8, Inc. (NASDAQ:EGHT), the leading provider of Enterprise Communications as a Service (ECaaS), today reported record financial results for the fourth quarter and fiscal year 2016 ended March 31, 2016.

Fourth Quarter Fiscal 2016 Results:
  Total revenue in the fourth quarter of fiscal 2016 increased 32% year-over-year to $57.3 million; service revenue increased 30% year-over-year to $52.2 million.
  Service revenue from mid-market/enterprise customers in the fourth quarter of fiscal 2016 grew 54% year-over-year and represents over 50% of the Company's total service revenue.
  New monthly recurring revenue sold to mid-market/enterprise customers and by channel sales teams in the fourth quarter of fiscal 2016 increased 208% year-over-year and accounted for 66% of total MRR booked in the quarter.
  GAAP net loss in the fourth quarter of fiscal 2016 was ($1.1 million), or ($0.01) per diluted share.
  Non-GAAP net income in the fourth quarter of fiscal 2016 was $3.2 million, or $0.03 per diluted share.
  Cash generated from operating activities in the fourth quarter of fiscal 2016 was $8.2 million.
  GAAP gross margin in the fourth quarter of fiscal 2016 was 72%, compared with 73% in the same period last year; non-GAAP gross margin in the fourth quarter of fiscal 2016 remained unchanged year-over-year at 74%.
  GAAP service margin in the fourth quarter of fiscal 2016 was unchanged year-over-year at 81%; non-GAAP service margin in the fourth quarter of fiscal 2016 was 83%, compared with 82% in the same period last year.

"8x8 posted an outstanding fiscal 2016 fourth quarter which capped a very successful and transformational year for the company," said 8x8 CEO Vik Verma. "With a 32% year over year increase in revenue and 208% increase in bookings by our mid-market, enterprise and channel sales teams, we demonstrated our ability to not only accelerate growth while maintaining profitability, but to also meet the complex and stringent requirements of large global organizations that are moving their legacy communications infrastructure to the cloud."

Full Year Fiscal 2016 Results:

  Total revenue in fiscal 2016 increased 29% year-over-year to $209.3 million; service revenue increased 30% year-over-year to $192.2 million.
  GAAP net loss in fiscal 2016 was ($5.1 million) or ($0.06) per diluted share.
  Non-GAAP net income in fiscal 2016 was $15.0 million, 7% of revenue, or $0.16 per diluted share.
  GAAP gross margin in fiscal 2016 was 73%, compared with 72% in fiscal 2015; non-GAAP gross margin in fiscal 2016 was 74%, compared with 73% in fiscal 2015.
  GAAP service margin in fiscal 2016 was 81%, compared with 80% in the same period last year; non-GAAP service margin in fiscal 2016 was 83%, compared with 81% in fiscal 2015.
  Cash generated from operating activities in fiscal 2016 was $23.6 million.
  Company repurchased approximately 1.4 million shares of common stock in fiscal 2016 at an average price of $8.02 per share under its approved stock buyback program.
  Cash, cash equivalents and investments were $163 million at March 31, 2016, compared with $177 million at the end of fiscal 2015.

"8x8 has built a solid and profitable business developing and delivering the industry's most comprehensive suite of secure, reliable and integrated global cloud communications solutions," Verma continued. "Our mission in fiscal 2017 is to maintain our focus on product innovation and globalization while broadening the adoption and reach of our hyper-scalable cloud unified communications and contact center platform."

"Looking ahead at our guidance for fiscal 2017, we expect annual revenue of $249.0 million to $253.0 million and full year non-GAAP net income in the range of $16.0 million to $20.0 million which represents non-GAAP net income as a percent of revenue of 6.5% to 8.0%."

Additional Fourth Quarter and Full Year Fiscal 2016 Highlights:
  Increased average monthly service revenue per business customer 20% to $385 in the fourth quarter of fiscal 2016, compared with $320 in the same period last year.
  Reported gross monthly business service churn on an organic basis of 0.4% in the fourth quarter of fiscal 2016, compared with 0.5% in the same period last year.

  Unveiled new Virtual Office Meeting HD video conferencing and collaboration solution that enables secure, continuous communication from any device, anywhere in the world.
  Unveiled innovative quality management and customer journey analytics enhancements for Virtual Contact Center as well as a built-in CRM integration tool.
  Completed two acquisitions in fiscal 2016 - DXI Ltd. and Quality Software Corp.
  Named a Leader in Gartner's Magic Quadrant for Unified Communications as a Service for the fourth consecutive year.
  Named a Challenger in Gartner's first Magic Quadrant for Contact Center as a Service.
  Announced four new communications patents in the fourth quarter of fiscal 2016 for a total of 118 awarded patents as of March 31, 2016.

Conference Call Information:

Management will host a conference call to discuss these results and other matters related to the Company's business today, May 19, 2016 at 4:30 pm ET. The call is accessible via the following numbers and webcast links:

Dial In:	(877) 843-0417, domestic (408) 427-3791, international
Replay:	(855) 859-2056, domestic (Conference ID #3129110) (404) 537-3406, international (Conference ID #3129110)
Webcast:	http://investors.8x8.com/

Participants should plan to dial in or log on ten minutes prior to the start time. A telephonic replay of the call will be available three hours after the conclusion of the call until May 26, 2016. The webcast will be archived on 8x8's website for a period of one year. For additional information, visit http://investors.8x8.com.

8x8 also announced that on May 17th, 2016, it awarded restricted stock units (RSUs) representing an aggregate of 173,440 shares of the Company's common stock to 38 new employees under the 8x8 "2013 New Employee Inducement Incentive Plan." In addition, Jeff Romano, the newly appointed Senior Vice President of Global Services and Support, received RSUs representing an aggregate of 53,976 shares of common stock, an option to purchase 53,976 shares of common stock at an exercise price of $11.31 per share and 21,252 performance share units ("PSUs") representing the right to receive up to 42,504 shares of common stock relative to the performance of the Russell 2000. These equity awards were approved by the 8x8 Board of Directors Compensation Committee and were granted as an inducement to the new employees entering into employment with 8x8, in accordance with Nasdaq Market Place Rule 5635(c)(4). Each of the awards are subject to vesting pursuant to the terms of the award agreements, which include that the recipient be employed through each vesting date.

About 8x8, Inc.

8x8, Inc. (NASDAQ:EGHT) is the trusted provider of secure and reliable enterprise cloud communications solutions to more than 40,000 businesses operating in more than 100 countries across six continents. 8x8's out-of-the-box cloud solutions replace traditional on-premises PBX hardware and software-based systems with a flexible and scalable Software as a Service (SaaS) alternative, encompassing cloud business phone service, contact center solutions, and conferencing. For additional information, visit www.8x8.com, or www.8x8.com/UK or connect with 8x8 on LinkedIn, Twitter, Google+ and Facebook.

Non-GAAP Measures

The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating 8x8's ongoing operating results and trends and in comparing financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. This reconciliation has been provided in the financial statement tables included below in this press release.

Non-GAAP Net Income and Non-GAAP Net Income Per Share

We have defined non-GAAP net income as net income for GAAP plus gain on patent sale, non-cash tax adjustments, stock-based compensation, amortization of acquired intangible assets, acquisition-related costs, impairment of long-lived assets, and loss contingency reserve. Non-cash tax adjustments represent the difference between the amount of taxes we expect to pay and our GAAP tax provision each period. We have excluded stock-based compensation expense because it relies on valuations based on future events, such as the market price of our common stock, that are difficult to predict and are affected by market factors that are largely not within the control of management. Amortization of acquired intangible assets is excluded because it is a non-cash expense that we do not consider part of ongoing operations when assessing our financial performance, as it relates to accounting for certain purchased assets. We have excluded gain on patent sale, impairment of long-lived assets, and loss contingency reserve because we consider them to be isolated transactions and believe they are not reflective of our ongoing operations, and it reduces comparability of periodic operating results when it is included. We have excluded acquisition-related expenses because these expenses are difficult to predict and are often one-time. We define non-GAAP net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding. We define non-GAAP net income percentage of revenue as non-GAAP net income divided by revenue. The GAAP and non-GAAP weighted average number of diluted shares to calculate GAAP and non-GAAP earnings per share are the same. We believe that such exclusions facilitate comparisons to our historical operating results and to the results of other companies in the same industry, and provides investors with information that we use in evaluating management's performance on a quarterly and annual basis.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about future events based on current expectations, potential product development efforts, near and long-term objectives, potential new business, strategies, organization changes, changing markets, future business performance and outlook. Such statements are predictions only, and actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, market acceptance of new or existing services and features, success of our efforts to target mid-market and larger distributed enterprises, changes in the competitive dynamics of the markets in which we compete, customer cancellations and rate of churn, impact of current economic climate and adverse credit markets on our target customers, our ability to scale our business, our reliance on infrastructure of third-party network services providers, risk of failure in our physical infrastructure, risk of failure of our software, our ability to maintain the compatibility of our software with third-party applications and mobile platforms, continued compliance with industry standards and regulatory requirements, risks relating to our strategies and objectives for future operations, including the execution of integration plans and realization of the expected benefits of our acquisitions, the amount and timing of costs associated with recruiting, training and integrating new employees, introduction and adoption of our cloud communications and collaboration services in markets outside of the United States, risks regarding compliance with regulations in the United States and foreign jurisdictions in which our services are provided, and general economic conditions that could adversely affect our business and operating results. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

# # #

Investor Contact:
8x8, Inc.
Joan Citelli, 408-654-0970
joan.citelli@8x8.com

Media Contact:
8x8, Inc.
Neha Mirchandani, 669-256-5095
neha.mirchandani@8x8.com

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Service revenue	$52,174	$40,009	$192,241	$148,208
Product revenue	5,160	3,521	17,095	14,205
Total revenue	57,334	43,530	209,336	162,413

Operating expenses:
Cost of service revenue (1)	9,720	7,655	37,078	29,701
Cost of product revenue	6,103	4,173	20,168	15,863
Research and development (2)	6,110	4,348	24,040	15,118
Sales and marketing (3)	31,240	21,508	109,379	80,667
General and administrative (4)	7,132	5,794	25,745	18,182
Gain on patent sale	-	-	-	(1,000)
Total operating expenses	60,305	43,478	216,410	158,531
Income (loss) from operations	(2,971)	52	(7,074)	3,882
Other income, net	397	210	1,107	833
Income (loss) from operations before provision (benefit) for income taxes	(2,574)	262	(5,967)	4,715
Provision (benefit) for income taxes	(1,498)	79	(847)	2,789
Net income (loss)	$(1,076)	$183	$(5,120)	$1,926

Net income (loss) per share:
Basic	$(0.01)	$0.00	$(0.06)	$0.02
Diluted	$(0.01)	$0.00	$(0.06)	$0.02

Weighted average number of shares:
Basic	88,888	88,950	88,477	89,071
Diluted	88,888	91,266	88,477	91,652

(1)(2)(3)(4) - See reconciliation of GAAP measures to non-GAAP measures.

8x8, Inc.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, unaudited)

(1) Amounts include amortization of acquired intangible assets, impairment of long-lived assets, and stock-based compensation as follows:
	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
GAAP cost of service revenue	$9,720	$7,655	$37,078	$29,701
Amortization of acquired intangible assets	(624)	(206)	(2,075)	(824)
Impairment of long-lived assets	-	-	(440)	-
Stock-based compensation expense	(331)	(216)	(1,159)	(692)
Non-GAAP cost of service revenue	$8,765	$7,233	$33,404	$28,185
Non-GAAP cost of service revenue as a percentage of service
revenue	16.8%	18.1%	17.4%	19.0%

(2) Amounts include stock-based compensation and acquisition related expenses as follows:
	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
GAAP research and development	$6,110	$4,348	$24,040	$15,118
Stock-based compensation expense	(807)	(446)	(2,914)	(1,495)
Acquisition related expenses	-	(9)	(5)	(9)
Non-GAAP research and development	$5,303	$3,893	$21,121	$13,614
Non-GAAP research and development as a percentage of total
revenue	9.2%	8.9%	10.1%	8.4%

(3) Amounts include amortization of acquired intangible assets, impairment of long-lived assets, stock-based compensation,
and acquisition related expenses as follows:
	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
GAAP sales and marketing	$31,240	$21,508	$109,379	$80,667
Amortization of acquired intangible assets	(368)	(339)	(1,482)	(1,408)
Impairment of long-lived assets	-	-	(200)	-
Stock-based compensation expense	(1,825)	(1,128)	(6,133)	(3,748)
Acquisition related expenses	-	(4)	(27)	(4)
Non-GAAP sales and marketing	$29,047	$20,037	$101,537	$75,507
Non-GAAP sales and marketing as a percentage of total
revenue	50.7%	46.0%	48.5%	46.5%

(4) Amounts include stock-based compensation, acquisition
related expenses, and loss contingency reserve as
follows:
	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
GAAP general and administrative	$7,132	$5,794	$25,745	$18,182
Stock-based compensation expense	(2,169)	(1,068)	(6,128)	(3,412)
Acquisition related expenses	-	(119)	(1,011)	(119)
Loss contingency reserve	-	(1,200)	-	(1,200)
Non-GAAP general and administrative	$4,963	$3,407	$18,606	$13,451
Non-GAAP general and administrative as a percentage of total
revenue	8.7%	7.8%	8.9%	8.3%

8x8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31,	March 31,
	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$33,576	$53,110
Short-term investments	129,274	123,984
Accounts receivable, net	11,070	6,642
Inventory	520	704
Deferred tax assets	5,382	4,454
Other current assets	6,078	2,702
Total current assets	185,900	191,596
Property and equipment, net	12,375	10,248
Intangible assets, net	21,464	12,260
Goodwill	47,420	36,887
Non-current deferred tax asset	43,189	43,169
Other assets	3,104	1,464
Total assets	$313,452	$295,624

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$13,140	$7,775
Accrued compensation	10,063	6,183
Accrued warranty	326	339
Deferred revenue	1,925	1,768
Other accrued liabilities	9,280	5,765
Total current liabilities	34,734	21,830

Other liabilities	3,412	1,583
Total liabilities	38,146	23,413

Total stockholders' equity	275,306	272,211
Total liabilities and stockholders' equity	$313,452	$295,624

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Twelve Months Ended
	March 31,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$(5,120)	$1,926
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation	4,994	3,540
Amortization of intangible assets	3,557	2,232
Impairment of long-lived assets	640	-
Amortization of capitalized software	456	341
Net accretion of discount and amortization of
premium on marketable securities	740	896
Stock-based compensation expense	16,334	9,347
Tax benefit from stock-based compensation expense	(224)	(151)
Deferred income tax (benefit) provision	(1,493)	2,390
Other	533	256
Changes in assets and liabilities:
Accounts receivable, net	(4,539)	(1,529)
Inventory	136	52
Other current and noncurrent assets	(1,432)	(196)
Deferred cost of goods sold	(224)	(207)
Accounts payable	4,217	605
Accrued compensation	3,566	1,632
Accrued warranty	(13)	(321)
Accrued taxes and fees	2,292	490
Deferred revenue	(273)	(1,065)
Other current and noncurrent liabilities	(580)	1,002
Net cash provided by operating activities	23,567	21,240

Cash flows from investing activities:
Purchases of property and equipment	(4,894)	(5,826)
Acquisition of businesses, net of cash acquired	(23,246)	-
Cost of capitalized software	(2,095)	(724)
Proceeds from maturity of investments	64,361	63,546
Sales of investments - available for sale	56,302	36,764
Purchase of investments - available for sale	(126,723)	(106,021)
Net cash used in investing activities	(36,295)	(12,261)

Cash flows from financing activities:
Capital lease payments	(446)	(149)
Payment of contingent consideration	(200)	-
Repurchase of common stock	(11,653)	(19,371)
Tax benefit from stock-based compensation	224	151
Proceeds from issuance of common stock under employee stock plans	4,827	4,455
Net cash used in financing activities	(7,248)	(14,914)

Effect of exchange rate changes on cash	442	(114)
Net decrease in cash and cash equivalents	(19,534)	(6,049)

Cash and cash equivalents at the beginning of year	53,110	59,159
Cash and cash equivalents at the end of year	$33,576	$53,110

8x8, Inc.
Selected Operating Statistics

	Three Months Ended
	March 31, 2015	June 30, 2015	Sept. 30, 2015	Dec. 31, 2015	Mar. 31, 2016

Business customer average monthly service revenue per customer (1)	$ 320	$ 353	$ 360	$ 369	$ 385
Monthly business service revenue churn (2)(3)	0.5%	1.0%	0.7%	1.2%	0.4%

Overall service margin	81%	81%	80%	80%	81%
Overall product margin	-19%	-18%	-15%	-21%	-18%
Overall gross margin	73%	73%	73%	72%	72%

(1)

Business customer average monthly service revenue per customer is service revenue from business customers in the period divided by the number of months in the period divided by the simple average number of business customers during the period.

(2)

Business customer service revenue churn is calculated by dividing the service revenue lost from business customers (after the expiration of 30-day trial) during the period by the simple average of business customer service revenue during the same period and dividing the result by the number of months in the period.

(3)	Excludes DXI business customer service revenue churn for the period ended June 30, 2015, September 30, 2015, December 31, 2015, and March 31, 2016.

8x8, Inc.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP NET INCOME
AND NON-GAAP NET INCOME PER SHARE
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Net income (loss)	$(1,076)	$183	$(5,120)	$1,926
Adjustments:
Gain on patent sale	-	-	-	(1,000)
Non-cash tax adjustments	(1,854)	(54)	(1,493)	2,390
Amortization of acquired intangible assets	992	545	3,557	2,232
Stock-based compensation expense	5,132	2,858	16,334	9,347
Acquisition related expenses	-	132	1,043	132
Impairment of long-lived assets	-	-	640	-
Loss contingency reserve	-	1,200	-	1,200
Non-GAAP net income	$3,194	$4,864	$14,961	$16,227

Reconciliation between GAAP and non-GAAP
weighted average shares used in computing basic
and diluted net income (loss) per share:
Denominator for basic calculation	88,888	88,950	88,477	89,071
Effect of dilutive securities:
Employee stock options	1,457	1,728	1,536	2,088
Employee restricted purchase rights	1,381	588	1,189	493
Denominator for diluted calculation	91,726	91,266	91,202	91,652

GAAP net income (loss) per share - Diluted	$(0.01)	$0.00	$(0.06)	$0.02
Adjustments:
Gain on patent sale	-	-	-	(0.01)
Non-cash tax adjustments	(0.03)	-	(0.02)	0.03
Amortization of acquired intangible assets	0.01	0.01	0.04	0.03
Stock-based compensation expense	0.06	0.03	0.18	0.10
Acquisition related expenses	-	-	0.01	-
Impairment of long-lived assets	-	-	0.01	-
Loss contingency reserve	-	0.01	-	0.01
Non-GAAP net income per share - Diluted	$0.03	$0.05	$0.16	$0.18

GAAP net income or loss as a percentage of total revenue	-2%	0%	-2%	1%
Adjustments:
Gain on patent sale	0%	0%	0%	-1%
Non-cash tax adjustments	-3%	0%	-1%	2%
Amortization of acquired intangible assets	2%	1%	2%	1%
Stock-based compensation expense	9%	7%	8%	6%
Acquisition related expenses	0%	0%	0%	0%
Impairment of long-lived assets	0%	0%	0%	0%
Loss contingency reserve	0%	3%	0%	1%
Non-GAAP net income as a percentage of total
revenue	6%	11%	7%	10%

8x8, Inc.
RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP
GROSS MARGIN
(In thousands, unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
GAAP gross margin	$41,511	$31,702	$152,090	$116,849
Adjustments:
Amortization of acquired intangible assets	624	206	2,075	824
Impairment of long-lived assets	-	-	440	-
Stock-based compensation expense	331	216	1,159	692
Non-GAAP gross margin	$42,466	$32,124	$155,764	$118,365

GAAP gross margin as a percentage of total revenue	72%	73%	73%	72%
Adjustments:
Amortization of acquired intangible assets	1%	0%	1%	1%
Impairment of long-lived assets	0%	0%	0%	0%
Stock-based compensation expense	1%	1%	0%	0%
Non-GAAP gross margin as a percentage of total
revenue	74%	74%	74%	73%

8x8, Inc.
RECONCILIATION OF GAAP SERVICE MARGIN TO NON-GAAP
SERVICE MARGIN
(In thousands, unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
GAAP service margin	$42,454	$32,354	$155,163	$118,507
Adjustments:
Amortization of acquired intangible assets	624	206	2,075	824
Impairment of long-lived assets	-	-	440	-
Stock-based compensation expense	331	216	1,159	692
Non-GAAP service margin	$43,409	$32,776	$158,837	$120,023

GAAP service margin as a percentage of service revenue	81%	81%	81%	80%
Adjustments:
Amortization of acquired intangible assets	1%	0%	1%	1%
Impairment of long-lived assets	0%	0%	0%	0%
Stock-based compensation expense	1%	1%	1%	0%
Non-GAAP service margin as a percentage of service
revenue	83%	82%	83%	81%

8x8, Inc.
RECONCILIATION OF GAAP INCOME (LOSS) FROM OPERATIONS TO NON-GAAP
INCOME FROM OPERATIONS
(In thousands, unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
GAAP income (loss) from operations	$(2,971)	$52	$(7,074)	$3,882
Adjustments:
Gain on patent sale	-	-	-	(1,000)
Amortization of acquired intangible assets	992	545	3,557	2,232
Stock-based compensation expense	5,132	2,858	16,334	9,347
Acquisition related expenses	-	132	1,043	132
Impairment of long-lived assets	-	-	640	-
Loss contingency reserve	-	1,200	-	1,200
Non-GAAP income from operations	$3,153	$4,787	$14,500	$15,793

GAAP income or loss from operations as a percentage of total revenue	-5%	0%	-3%	2%
Adjustments:
Gain on patent sale	0%	0%	0%	-1%
Amortization of acquired intangible assets	1%	1%	2%	2%
Stock-based compensation expense	9%	7%	8%	6%
Acquisition related expenses	0%	0%	0%	0%
Impairment of long-lived assets	0%	0%	0%	0%
Loss contingency reserve	0%	3%	0%	1%
Non-GAAP income from operations as a percentage of total revenue	5%	11%	7%	10%